April 28, 2004




John V. Galiette                                                      EXHIBIT 5
(860) 240-1009


                                                              April 28, 2004

Board of Directors
The Eastern Company
112 Bridge Street
P.O. Box 460 Naugatuck, CT 06770

Re: Issuance of Shares of The Eastern Company Common Stock Pursuant to The Eastern Company 1997 Directors Stock Option Plan

Dear Sirs:

         As counsel for The Eastern Company, a Connecticut corporation (the "Company"), we have participated with the Company and its officers in the preparation for filing with the Securities and Exchange Commission ("SEC") of the Registration Statement on Form S-8 (the "Registration Statement") covering 100,000 shares of common stock, no par value per share, of the Company (the "Shares"). The Shares will be issued pursuant to The Eastern Company 1997 Directors Stock Option Plan (the "Plan") upon the exercise of certain stock options to be granted under the Plan.

         In connection with the filing of the Registration Statement, we have been asked to give our opinion, in our capacity as counsel for the Company, as to the legality of the Shares being registered, indicating whether the Shares, when acquired by the holders of options granted under the Plan, will be legally issued, fully paid and non-assessable.

         In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law, and have discussed with the officers of the Company such questions of fact, as we have deemed necessary or appropriate. In rendering this opinion, we have relied upon certificates and statements of officers and directors of the Company as to factual matters, and we have assumed the genuineness of all documents submitted as copies.

         Relying on the matters stated above, and based upon and subject to the foregoing, we are of the opinion that the Shares, when acquired by the holders of options granted under the Plan, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                                Very truly yours,
                                                REID and RIEGE, P.C.



                                                John V. Galiette

JVG/hs